            As filed with the Securities and Exchange Commission on July 2, 1999
                                                  Registration No. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              OCULAR SCIENCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       DELAWARE                                                94-2985696
             (State or Other Jurisdiction                                   (I.R.S. Employer
           of Incorporation or Organization)                               Identification No.)
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                                475 ECCLES AVENUE
                          SOUTH SAN FRANCISCO, CA 94080
                    (Address of Principal Executive Offices)

                           1997 EQUITY INCENTIVE PLAN

                            (Full Title of the Plans)

                               GREGORY LICHTWARDT
                             CHIEF FINANCIAL OFFICER
                              OCULAR SCIENCES, INC.
                                475 ECCLES AVENUE
                          SOUTH SAN FRANCISCO, CA 94080
                                 (650) 583-1400
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                              Barry J. Kramer, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

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
                                                AMOUNT          PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                 TO BE         OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED        REGISTERED              SHARE                  PRICE          REGISTRATION FEE
  ------------------------------------        ----------              -----                  -----          ----------------
     Common Stock, $0.001 par value          1,000,000(1)         $ 16.78125(2)         $ 16,781,250.00       $ 4,665.19(3)


(1) Represents shares registered pursuant to this Registration Statement that are available for issuance under the Registrant's 1997 Equity Incentive Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to Form S-8 Registration Statement No. 333-32999. A total of 2,948,174 shares issuable under the Registrant's 1997 Equity Incentive Plan and the Registrant's 1997 Directors Stock Option Plan, and 1,829,614 shares subject to outstanding options under the Registrant's 1989 Stock Option Plan have been previously registered under the Securities Act.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 28, 1999, solely for the purpose of calculating the amount of the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals .0278% of the proposed maximum aggregate offering price.



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                              OCULAR SCIENCES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 1,000,000 shares under the 1997 Equity Incentive Plan of Ocular Sciences, Inc. (the "Registrant"). An increase of 1,000,000 shares for the Registrant's 1997 Equity Incentive Plan was approved by Registrant's shareholders at the Registrant's Annual Meeting of Shareholders on May 25, 1999. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-32999 are hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Commission are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed on March 30, 1999 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), which Annual Report contains audited consolidated balance sheets as of December 31, 1998 and 1997 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed on May 12, 1999 pursuant to Section 13(a) of the Exchange Act.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
                Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 8.  EXHIBITS.


        4.01 Registrant's Restated Certificate of Incorporation effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form S-1 (file no. 333-27421) declared effective on August 4, 1997 (the "Form S-1"))

        4.02    Registrant's Bylaws (incorporated herein by reference to Exhibit
                3.04 of the Form S-1)

        4.03    Registrant's 1997 Equity Incentive Plan and related documents

        5.01    Opinion of Fenwick & West LLP

        23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01)

        23.02   Consent of KPMG LLP, Independent Auditors

        24.01   Power of Attorney

                                POWER OF ATTORNEY

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 28th day of June, 1999.

                                            OCULAR SCIENCES, INC.


                                            By:  /s/ Gregory E. Lichtwardt
                                               -------------------------------
                                               Gregory E. Lichtwardt, Vice
                                               President, Finance, Chief
                                               Financial Officer and Treasurer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Norwick B.H. Goodspeed and Gregory E. Lichtwardt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
           Signature                                         Title                         Date
           ---------                                         -----                         ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Norwick B.H. Goodspeed                    Chief Executive Officer and President    June 28, 1999
------------------------------------
Norwick B.H. Goodspeed


PRINCIPAL FINANCIAL OFFICER
 AND PRINCIPAL ACCOUNTING OFFICER:



/s/ Gregory E. Lichtwardt                     Vice President, Finance, Chief           June 28, 1999
------------------------------------          Financial Officer and Treasurer
Gregory E. Lichtwardt


ADDITIONAL DIRECTORS



/s/ John D. Fruth                             Chairman of the Board                    June 28, 1999
------------------------------------
John D. Fruth
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ADDITIONAL DIRECTORS (CONTINUED):

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

                                              Director                                 June __, 1999
------------------------------------
Edgar J. Cummins


/s/ Terence M. Fruth                          Director                                 June 28, 1999
------------------------------------
Terence M. Fruth


/s/ William R. Grant                          Director                                 June 28, 1999
------------------------------------
William R. Grant


/s/ Daniel J. Kunst                           Director                                 June 28, 1999
------------------------------------
Daniel J. Kunst


/s/ Francis R. Tunney, Jr.                    Director                                 June 28, 1999
------------------------------------
Francis R. Tunney, Jr.
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


                                  EXHIBIT INDEX


    Exhibit No.                       Description
    -----------                       -----------
        4.01    Registrant's Restated Certificate of Incorporation effective upon the closing of the Registrant's initial public offering
                (incorporated herein by reference to Exhibit 3.03 of the Form
                S-11 (file no. 333-27421) declared effective on August 4, 1997
                (the "Form S-1"))

        4.02    Registrant's Bylaws (incorporated herein by reference to Exhibit
                3.04 of the Form S-1)

        4.03    Registrant's 1997 Equity Incentive Plan and related documents

        5.01    Opinion of Fenwick & West LLP

        23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01)

        23.02   Consent of KPMG LLP, Independent Auditors

        24.01   Power of Attorney (see page 3)
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